   As filed with the Securities and Exchange Commission on December 10, 1997

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             ECC INTERNATIONAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                            23-1714658
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

175 STRAFFORD AVENUE, SUITE 116, WAYNE, PENNSYLVANIA               19087
     (Address of Principal Executive Offices)                   (Zip Code)


                     1997 DIRECTOR EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)


                                GEORGE W. MURPHY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ECC INTERNATIONAL CORP.
                         175 STRAFFORD AVENUE, SUITE 116
                            WAYNE, PENNSYLVANIA 19087
                     (Name and Address of Agent for Service)

                                 (610) 687-2600
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                Proposed               Proposed
    Title of                                     Maximum               Maximum
   Securities                Amount             Offering              Aggregate             Amount of
     to be                   to be                Price                Offering            Registration
   Registered              Registered           Per Share               Price                  Fee
-------------------------------------------------------------------------------------------------------

Common Stock,                75,000            $3.53125(1)          $264,843.75(1)           $78.13
$.10 par value               shares
=======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 4, 1997 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given to participants in the Registrant's 1997 Director Equity Compensation Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $.10 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



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         Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.


         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Common Stock being offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts. A partner of Hale and Dorr LLP is a director of the Registrant and beneficially owns approximately 57,570 shares of the Registrant's Common Stock.


         Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Article Tenth of the Registrant's Certificate of Incorporation, as amended, provides that no Person shall be liable for monetary damages for any breach of his or her fiduciary duty to the Registrant, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach


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



of fiduciary duty (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The provisions of Article Tenth shall inure to the benefit of any person who serves as a director of the Registrant after the effective date of the Article and to the heirs, executors and administrators of such person.

                  Section 13 of Article III of the Registrant's Amended and Restated By-Laws provides that a director, officer or trustee of the Registrant shall be indemnified by the Registrant, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, against any expenses, liabilities or other matters referred to or covered by Section 145. To assure indemnification of all such persons who are determined by the Registrant to be or to have been "fiduciaries" of any employee benefit plan of the Registrant, certain specific provisions of Section 145 have been interpreted for purposes of
Section 13 of Article III.

                  Section 13 of Article III of the Registrant's Amended and Restated By-Laws further provides that the indemnification provided therein (i) is not exclusive, and provides that in the event that Section 145 of the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The Registrant's obligation to provide indemnification under Section 13 of Article III shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Registrant or any other person.

                  The Registrant has entered into an Agreement to Defend and Indemnify with each of its directors and officers, providing that the Registrant shall indemnify each director and officer against expenses, judgments, fines and other losses arising by reason of the fact that such director or officer was in service to the Registrant; provided, that no indemnification shall be provided by the Registrant with respect to any claim, issue or matter as to which such director or officer shall not have acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant and as to which such director or officer had reasonable cause to believe his conduct was unlawful.

         The Registrant has directors and officers liability insurance for the benefit of its directors and officers.


         Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.



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



         Item 8.  EXHIBITS

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


         Item 9.  UNDERTAKINGS

                  1.       The Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any prospectus required
                  by Section 10(a)(3) of the Securities Act;

                                    (ii)     To reflect in the prospectus any
                  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii)    To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayne, Commonwealth of Pennsylvania on the 10th day of December, 1997.


                                    ECC INTERNATIONAL CORP.



                                    By:  /s/ George W. Murphy
                                        -----------------------------
                                        George W. Murphy
                                        President and Chief
                                        Executive Officer



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of ECC International Corp. hereby severally constitute Relland M. Winand, Martin S. Kaplan and Philip P. Rossetti, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable ECC International Corp. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.





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



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                       Title                              Date
      ---------                                       -----                              ----

 /s/ George W. Murphy                          President, Chief                     December 10, 1997
------------------------------------           Executive Officer and
George W. Murphy                               Director (Principal
                                               Executive Officer)

 /s/ Relland M. Winand                         Vice President, Finance              December 10, 1997
------------------------------------           (Principal Financial and
Relland M. Winand                              Accounting Officer)

 /s/ Bruce A. Beda                             Director                             December 10, 1997
------------------------------------
Bruce A. Beda

 /s/ Julian Demora                             Director                             December 10, 1997
------------------------------------
Julian Demora

 /s/ Ajit W. Hirani                            Director                             December 10, 1997
------------------------------------
Ajit W. Hirani

 /s/ Martin S. Kaplan                          Director                             December 10, 1997
------------------------------------
Martin S. Kaplan

 /s/ Jesse Krasnow                             Director                             December 10, 1997
------------------------------------
Jesse Krasnow

                                               Director
------------------------------------
Thomas E. McGrath

 /s/ Merrill A. McPeak                         Director                             December 10, 1997
------------------------------------
Merrill A. McPeak





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




                                  EXHIBIT INDEX


 Exhibit
 Number                    Description
 -------                   -----------

    4 Specimen Certificate of Common Stock, $.10 par value per share, of the Registrant is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended
              June 30, 1993 (Commission File No. 1-8988)

    5         Opinion of Hale and Dorr LLP

   23.1       Consent of Hale and Dorr LLP (included in Exhibit 5)

   23.2       Consent of Coopers & Lybrand L.L.P.

   24 Power of Attorney (included in the signature pages of this Registration Statement)



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